EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Sun American Bancorp on Amendment No. 2 to Form S-4 of our report dated February 23, 2006 on the financial statements of Sun American Bancorp appearing in the 2005 Form 10-KSB of Sun American Bancorp and to the reference to us under the heading “Experts”.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

February 8, 2007